Exhibit 99.1

Chairman’s Letter

To my fellow shareholders:

STR will hold its Annual Shareholders Meeting on June 19, 2018, just over six months since the last such meeting held on December 5, 2017. This is noteworthy because we are intentionally advancing our meeting schedule to get more in line with customary timing, and perhaps more importantly because I’ll ask you in light of this advanced schedule to bear in mind that much of what you are about to read is an update from just two quarters ago, including fiscal 2017 results, rather than a full year as would normally be the case.

Since the December 2017 Shareholders Meeting, we have continued to make significant progress on our strategic imperatives: (i) reduce cash burn while supporting the balance sheet, (ii) stabilize the existing platform, and (iii) invest in new areas of growth.

In plain terms, reducing cash burn while supporting the balance sheet means taking actions necessary to pull cost out of the business and to avoid losses due to sales of unprofitable products while at the same time, converting assets to cash. To that end, we were able to reduce our 2017 SG&A costs by $1.5 million compared to 2016 and by $4.7 million compared to 2015. Our bad debt expense was $3.3 million better than prior year and we were able to improve EBITDA by $4.7 versus 2016. Perhaps most importantly, we were able to reduce our net loss by $10.8 million versus 2016 results and by more than $8.3 million versus 2015.

As for current and fixed assets, we were able to reduce our net accounts receivable balance at YE2017 by $1.8 million compared to YE2016 by aggressively pursuing past-due accounts in China, and also sold surplus production and laboratory equipment from STR China to our tolling partner in India in what we believe to be a win-win transaction that puts our equipment into a market in which we believe we can be competitive and generate profits. While cash (including bank acceptance notes in China) was down by $1.3 million as compared to YE2016, we did manage to keep the total over $14.0 million as of YE2017, meaning we continue to dramatically reduce the rate of cash burn but still have work to do to get the company into a sustainably profitable position. And that’s exactly where stabilizing the existing platform comes in.

The platform I refer to here is the company as it has existed for the last several years, including our business model of developing and selling innovative solar encapsulant materials. This platform also includes our manufacturing footprint, which we have analyzed in great detail before deciding to wind out of China and reposition ourselves in India, where we have had greater success and see opportunity for profitable growth. In last year’s letter, I shared our target to begin production in cooperation with our tolling partner in India during 4Q17 and I am pleased to report that we achieved that goal and continue to see orders that command all of our currently available installed capacity in India. On the same note, we have recently entered a contract to sell another of our surplus, state-of-the-art production lines for our leading encapsulant products to the same tolling partner, effectively doubling capacity available to us in India following installation planned for this summer. Our team will be working very closely with our tolling partner to install the production line as quickly and efficiently as possible so we can accept more orders from our established customer base as well as new customers in India.

Meanwhile in Malaysia, we have engaged new representation for the sale of our property in the Port of Tanjung Pelepas, Johor, and have re-entered the commercial listings with the aim of completing a sale within 2018.

Also leveraging our technology and knowhow is an important contract we entered into earlier this year with one of the world’s strongest photovoltaic module manufacturers. The concept behind this transaction is to monetize otherwise non-revenue-generating intellectual property by granting a technology license to our client, allowing them to make a product that we developed exclusively for their needs, and then assisting them in getting set up for its production. The contract amount is $6.0 million, paid as milestones are accomplished, including cost verification, qualification, equipment delivery and acceptance, and after one year of successful operation. We have already received $1.75 million under the contract and expect the balance to be received in 2018 and 2019. This contract was conceived to address a special set of circumstances wherein we deemed it unlikely that we would be able to profitably supply the product to the contract party, but that the client would be able to meet their aggressive price targets by taking the production in house. We don’t believe the contract will restrict our ability to make and sell our most popular products into the solar market, or displace any sales volume we enjoyed prior to signing. We will certainly consider similar transactions when commercial circumstances dictate.

Finally, we took a very hard look at our operations in Spain and made some important decisions about that facility and the future of STR as well. The reality for us in Spain is that our legacy solar encapsulant customer base, once more than 100 companies strong across Western Europe, continues to yield to the market leaders in China. While we have no intention of giving up on those that remain, we also realize that our encapsulant product business in Europe may never again be the engine of growth it once was.

Another important part of our analysis of our Spanish operation was an assessment of our facilities and the talent embodied in our Spanish management team. Our conclusion is that our assets in Spain represent a well-positioned opportunity to capitalize on our core competency; the design, manufacture, marketing, sales and servicing of highly engineered products made of polymeric materials. In fact, this has been our specialty since 1944 and it remains the foundation of our company.

Last October, we shared with you that we have embarked on a major investment to allow us to enter the expanding high-end food packaging market in Europe. I am pleased to report that our effort relative to this strategic investment remains both on budget and on schedule for a commercial launch in early 2019. Our approach to buyers in our target markets has already begun in earnest and the feedback we are getting has been positive and reassuring in that it supports our earlier market analysis and conclusions that demand exists at our price and cost assumptions. We have also been able to validate throughput rates during sample production trials at our equipment vendor’s facilities.

In summary, we continue to make important progress on our near-term goals of reducing our cash burn from our historical operations, stabilizing our existing business platform, and investing in new areas of growth that leverage our core competencies. Our ultimate goal, of course, is returning the company to sustainable profitability and growth by strategically positioning assets in geographies and markets where there is demand for our products and where we believe we can compete effectively.

Thank you for your continued trust and confidence in STR.

Sincerely,

Robert S. Yorgensen

Chairman, President and Chief Executive Officer

STR Holdings, Inc.

Forward-Looking Statements

This letter contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may include words such as “anticipate,” “believe,” “expect,” “intend,” “may” and other words and terms of similar meaning, including in connection with any discussion of the timing, investment, financing or anticipated success of our proposed new investment in Spain and expansion of its tolling operations in India, our ability to timely meet our milestones and receive the anticipated payments under our equipment sale and licensing agreement, and our ability to further stabilize our existing business platform. The food packaging business is highly competitive, and we cannot assure that we will be successful in this new endeavor. In particular, we cannot assure that we will be able to successfully complete our investment in this new business on a timely basis or within budget, if at all, or that we will be able to achieve our anticipated revenue, earnings or payback from this new investment.

Other risks and uncertainties that could adversely affect the Company’s business and prospects, and otherwise cause actual results to differ materially from those anticipated, include without limitation: (1) incurring substantial losses for the foreseeable future and our inability to achieve or sustain profitability in the future; (2) the potential impact of pursuing strategic alternatives, including restructuring our business to align with our customers’ geography; (3) our reliance on a single product line and any contemplated pursuits of new market sectors; ((4) customer concentration in our business and our relationships with and dependence on key customers; (5) the outsourcing arrangements and reliance on tolling arrangements with one or more third parties for the manufacture of a portion of our encapsulant production; (6) technological changes in the solar energy industry or our failure to develop and introduce or integrate new technologies could render our encapsulants uncompetitive or obsolete; (7) competition; (8) excess capacity and declining prices in the solar supply chain; (9) demand for solar energy in general and solar modules in particular; (10) our administrative activity and assets in China, including our cash, trade receivables and court judgments in our favor related to the collection of receivables, being subject to significant political and economic uncertainties; (11) limited legal recourse under the laws of China and other foreign countries in which we operate if disputes arise; (12) our ability to adequately protect our intellectual property, particularly during the outsource manufacturing of our products; (13) our lack of credit facility and our inability to obtain credit; (14) a significant reduction or elimination of government subsidies and economic incentives or a change in government policies that promote the use of solar energy; (15) volatility in commodity costs; (16) our customers’ financial profile causing additional credit risk on our accounts receivable; (17) our dependence on a limited number of third-party suppliers for raw materials for our encapsulants and other significant materials used in our process; (18) potential product performance matters and product liability; (19) our substantial international operations and shift of business focus to emerging markets; (20) the impact of changes in foreign currency exchange rates on financial results, and the geographic distribution of revenues; (21) potential losses of financial incentives from government bodies in certain foreign jurisdictions; and (22) the other risks and uncertainties described under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K and in subsequent periodic reports on 10-Q and 8-K. The risks and uncertainties included above are not exhaustive. Except as required by law, we disclaim any obligation to publicly update any of our forward-looking statements.